Exhibit 99.1

BriaCell Announces $4 Million Strategic Investment and Clinical Alliance with Prevail Partners, LLC and Prevail InfoWorks, Inc.

●	Prevail Partners, LLC to purchase 463,408 BriaCell common shares at a price of $8.63 for gross proceeds of $4 million, representing a 20% premium to the trailing thirty (30) trading day VWAP.
●	Prevail InfoWorks, Inc. to act as Contract Research Organization (CRO) for BriaCell’s upcoming pivotal study, expected to commence in 2023.

PHILADELPHIA and VANCOUVER, British Columbia, May 15, 2023— BriaCell Therapeutics Corp. (Nasdaq: BCTX, BCTXW) (TSX: BCT) (“BriaCell” or the “Company”), a clinical-stage biotechnology company specializing in targeted immunotherapies for cancer, announces that the Company has signed a Master Service and Technology Agreement (“MSTA”) agreement with Prevail InfoWorks, Inc. (“InfoWorks”), a Philadelphia, PA based Contract Research Organization (CRO), to provide clinical services and technologies for BriaCell’s upcoming pivotal study in advanced metastatic breast cancer. Services include clinical site coordination, project management, clinical monitoring and pharmacovigilance (safety management) services, and the use of InfoWork’s integrated real-time data analytics platform, The Single Interface®, for clinical support and real-time data analysis.

Prevail Partners, LLC (“Prevail Partners”), an investment fund and affiliate of InfoWorks, has agreed to purchase 463,408 BriaCell common shares at a price of $8.63 for gross proceeds of $4 million, representing a 20% premium to the trailing thirty (30) trading day volume-weighted average price of the common shares of the Company on the Nasdaq Stock Exchange. Subject to exchange approvals and other customary closing conditions, the subscription is expected to close on or about May 19, 2023.

“We have high confidence in Prevail InfoWorks’ ability to coordinate our pivotal clinical trial in advanced breast cancer. They have extensive experience and expertise which should assure rapid accrual and smooth execution of the study. Additionally, fast, reliable data access is essential to successful and timely completion of our upcoming pivotal trial, lowers our clinical risk, and may speed up the FDA approval timeline,” stated Dr. William V. Williams, BriaCell’s President & CEO. “Prevail Partners’ strategic investment in BriaCell’s registration study further highlights the confidence Prevail has in our ability to execute on enrolment targets and subsequent survival data.”

Prevail Partners acknowledges and agrees that they are purchasing the Shares pursuant to an exemption from any prospectus, registration or similar requirements under applicable U.S. and Canadian securities laws, and that the offer, sale and delivery of the Shares to Prevail Partners is conditional upon such offer, sale and deliver being exempt from the requirements under applicable securities laws requiring the filing of a prospectus in connection with the distribution of the Shares or upon the issuance of such rulings, orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus. The common shares purchased by Prevail Partners are subject to applicable US and Canadian resale restrictions.

About BriaCell Therapeutics Corp.

BriaCell is an immuno-oncology-focused biotechnology company developing targeted and effective approaches for the management of cancer. More information is available at https://briacell.com/.

About Prevail Partners, LLC

Prevail Partners, LLC is a corporate strategic investment fund investing in clinical stage therapeutics companies. More information is available at https://prevailpartners.com/.

About Prevail InfoWorks, Inc.

Prevail InfoWorks, Inc. is a global full-service CRO/FSP and one-stop-shop for clinical trial services and systems. More information is available at https://prevailinfoworks.com/.

Safe Harbor

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements, including in relation to the implementation of the Prevail Partners and InfoWorks arrangements and completion of the corresponding CRO-supported clinical trials, are based on BriaCell’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully under the heading “Risks and Uncertainties” in the Company’s most recent Management’s Discussion and Analysis, under the heading “Risk Factors” in the Company’s most recent Annual Information Form, and under “Risks and Uncertainties” in the Company’s other filings with the Canadian securities regulatory authorities and the U.S. Securities and Exchange Commission, all of which are available under the Company’s profiles on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Forward-looking statements contained in this announcement are made as of this date, and BriaCell Therapeutics Corp. undertakes no duty to update such information except as required under applicable law.

Neither the Toronto Stock Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Toronto Stock Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information

Company Contact:

William V. Williams, MD

President & CEO

1-888-485-6340

info@briacell.com

Media Relations:

Jules Abraham

Director of Public Relations

CORE IR

917-885-7378

julesa@coreir.com

Investor Relations Contact:

CORE IR

investors@briacell.com

Prevail Partners, LLC Contact:

Mary Schaheen

President

267-797-2011

mary.schaheen@prevailpartners.com

Prevail InfoWorks, Inc. Contact:

Jack Houriet

CEO

267-797-2001

info@prevailinfoworks.com